Exhibit 10.3

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (“Agreement”) is made and entered into as of this 25th day of October, 2017, by and among Genexosome Technologies Inc., a Nevada corporation having its principal offices at 83 South Street, Suite 101, Freehold, NJ 07728 (the “Purchaser”), Yu Zhou who resides at 6968 Ernest Way, Dublin, Ohio 43017 (hereinafter, the “Seller”), and BEIJING JIETENG (GENEXOSOME) BIOTECH CO., LTD., a corporation organized in the Peoples Republic of China having its principal offices at Room 101, Building 4, Chaoqian Road, Changping District, Beijing (the “Company”).

W I T N E S S E T H :

WHEREAS, the Company is engaged in researching, developing and commercializing exosome technologies (hereinafter the “Business”), and the Seller is the owner of all of the Company’s issued and outstanding capital stock; and

WHEREAS, the Purchaser is also engaged in the Business and desires to acquire the Company and the Business and the Seller wishes to sell the Company and the Business;

NOW, THEREFORE, in consideration of the premises, the mutual representations, warranties, covenants and agreements hereinafter contained, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties agree as follows:

1.       SALE OF SHARES. Subject to and upon the terms and conditions hereinafter set forth and the representations and warranties contained herein, at the Closing (the “Closing”) on the Closing Date (as defined in Section 7 below), Seller agrees to sell, assign, transfer and deliver to Purchaser, free and clear of all liens, claims, and encumbrances thereon, and the Purchaser agrees to purchase from Seller, all of the issued and outstanding shares of capital stock of the Company (the “Shares”). Yu Zhou owns 100% of the Shares.

2.       PRICE AND CONSIDERATION. The purchase price to be paid by Purchaser for the Shares is Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00), which shall be paid upon the Company recording the change in ownership with the Ministry of Commerce of the People’s Republic of China in accordance with the Interim Measures for Record Management regarding the Establishment and Change of Foreign-invested Enterprises (revised) (the “Ministry Change”).

3.       REPRESENTATIONS AND WARRANTIES. Each Seller and the Company, jointly and severally, make the following representations and warranties to the Purchaser as an inducement for it to enter into this Agreement. For purposes of this Agreement, where a representation or warranty is limited by the knowledge of Seller or the Company, the Seller and the Company shall be regarded as having the actual knowledge of Yu Zhou and the knowledge such person should have after the due and diligent inquiry of a prudent person.

3.01.       Organization and Good Standing of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the Peoples Republic of China. The Company is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have an adverse effect on the business of the Company.

3.02.       Authority.

(a)       The Company has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets.

(b)       The execution of this Agreement and the delivery hereof to the Purchaser and the sale contemplated herein have been, or will be prior to Closing, duly authorized by the Company’s Board of Directors and by the Company’s stockholders having full power and authority to authorize such actions.

(c)       The Seller and the Company have the full legal right, power and authority to execute, deliver and carry out the terms and provisions of this Agreement; and this Agreement has been duly and validly executed and delivered on behalf of Seller and the Company and constitutes a valid and binding obligation of each Seller and the Company enforceable in accordance with its terms.

(d)       Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company or any Seller is a party or by which it or any of them is bound, any charter, regulation, or bylaw provision of the Company, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Company or any Seller in any way.

3.03.       Shares.

(a)       The Company’s authorized capital stock consists of _____ shares of Common Stock, par value $____ per share, of which ____ shares have been issued to Seller and constitute the Shares as defined above. All of the Shares are duly authorized, validly issued, fully paid and non-assessable.

(b)       The Seller is the lawful record and beneficial owners of all the Shares, free and clear of any liens, pledges, encumbrances, charges, claims or restrictions of any kind, e and have, or will have on the Closing Date, the absolute, unilateral right, power, authority and capacity to enter into and perform this Agreement without any other or further authorization, action or proceeding, except as specified herein.

(c)       There are no authorized or outstanding subscriptions, options, warrants, calls, contracts, demands, commitments, convertible securities or other agreements or arrangements of any character or nature whatever under which any Seller or the Company are or may become obligated to issue, assign or transfer any shares of capital stock of the Company. Upon the delivery to Purchaser on the Closing Date of the certificate(s) representing the Shares, Purchaser will have good, legal, valid, marketable and indefeasible title to all the then issued and outstanding shares of capital stock of the Company, free and clear of any liens, pledges, encumbrances, charges, agreements, options, claims or other arrangements or restrictions of any kind.

3.04.       Basic Corporate Records. The copies of the Articles of Incorporation of the Company and the Bylaws of the Company all of which have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

3.05.       Minute Books. The minute books of the Company, which shall be exhibited to the Purchaser between the date hereof and the Closing Date, each contain true, correct and complete minutes and records of all meetings, proceedings and other actions of the shareholders, Boards of Directors and committees of such Boards of Directors of each such corporation, if any, and, on the Closing Date, will contain true, correct and complete minutes and records of any meetings, proceedings and other actions of the shareholders, respective Boards of Directors and committees of such Boards of Directors of each such corporation.

3.06.       Subsidiaries and Affiliates. The Company does not own any subsidiaries.

3.07.       Consents. No consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the Business can be conducted by the Purchaser in the same manner after the Closing as heretofore conducted by the Company, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of the Company.

3.08.       Financial Statements. The Seller has delivered, or will deliver prior to Closing, to the Purchaser copies of the following financial statements (which include all notes and schedules attached thereto), all of which are true, complete and correct, have been prepared from the books and records of the Company in accordance with generally accepted accounting principles consistently applied with past practice and fairly present the financial condition, assets, liabilities and results of operations of the Company as of the dates thereof and for the periods covered thereby:

(i)           Audited Balance Sheets of the Company for each of the two (2) years ending December 31, 2016 and 2015, and the related Statements of Operations and Retained Earnings and Statements of Cash Flows of the Company for the fiscal years then ended (the “Financial Statements”); and

(ii)          Reviewed Balance Sheets of the Company as of June 30, 2017 and 2016 and the related Statements of Operations, Retained Earnings and Cash Flows for the six and three months ended June 30, 2016 and 2015. (collectively, the “Interim Financial Statements”).

In such financial statements, the Statements of Operations do not contain any items of special or nonrecurring income or any other income not earned in the ordinary course of business except as expressly specified therein, and the financial statements for the interim periods indicated include all adjustments, which consist of only normal recurring accruals, necessary for such fair presentation. The independent registered public accounting firm’s reports do not contain a qualified opinion. There are no facts known to the Seller or the Company that, under generally accepted accounting principles consistently applied, would alter the information contained in the foregoing financial statements in any material way.

3.09.       Records and Books of Account. The records and books of account of the Company reflect all material items of income and expense and all material assets, liabilities and accruals, and have been, and to the Closing Date will be, regularly kept and maintained in conformity with generally accepted accounting principles applied on a consistent basis with preceding years.

3.10.       Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company’s Reviewed Balance Sheet as of June 30, 2017 (hereinafter the “Basic Warranty Date Balance Sheet” and the “Basic Warranty Date”, respectively) there are no liabilities or obligations of the Company of any kind whatsoever.

3.11.	Taxes.

(a)       For purposes of this Agreement, “Tax” or “Taxes” refers to: (i) any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes and escheatment payments, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being or ceasing to be a member of an affiliated, consolidated, combined or unitary group for any period (including, without limitation, any liability under Treas. Reg. Section 1.1502-6 or any comparable provision of foreign, state or local law); and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

 (b)      (i)           The Company has timely filed all federal, state, local and foreign returns, estimates, information statements and reports (“Returns”) relating to Taxes required to be filed by the Company with any Tax authority. All such Returns are true, correct and complete in all respects. The Company has paid all Taxes shown to be due on such Returns.

(ii)          The Company, as of the Closing Date, will have withheld and accrued or paid to the proper authority all Taxes required to have been withheld and accrued or paid.

(iii)         The Company has not been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding or assessed against the Company. The Company has not executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

(iv)         There is no dispute, claim, or proposed adjustment concerning any Tax liability of the Company either (A) claimed or raised by any Tax authority in writing or (B) based upon personal contact with any agent of such Tax authority, and there is no claim for assessment, deficiency, or collection of Taxes, or proposed assessment, deficiency or collection from the Internal Revenue Service or any other governmental authority against the Company which has not been satisfied.

3.12.       Patents, Software, Trademarks, Etc. The Company owns, or possesses adequate licenses or other rights to use, all patents, software, trademarks, service marks, trade names and copyrights and trade secrets, if any, necessary to conduct its business as now operated by it.

4.            REPRESENTATIONS AND WARRANTIES OF PURCHASER. The Purchaser makes the following representations and warranties to the Seller and the Company.

4.01.       Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Purchaser has the corporate power to own its properties, to carry on its business as now being conducted, and to enter into and perform the terms and provisions of this Agreement.

4.02.       Authorization. The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

4.03.       No Conflict or Violation. The execution and delivery of this Agreement, the acquisition of the Shares by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

4.04.       Investment Representation. The Shares are being purchased by the Purchaser solely for investment and not for the purpose of resale to any third party.

5.           PURCHASER’S CONDITIONS OF CLOSING. All obligations of the Purchaser hereunder are subject, at the option of the Purchaser, to the fulfillment prior to or at Closing of each of the following conditions:

5.01.       Discovery of Adverse Error, Misstatement or Omission. The Purchaser shall not have discovered any material adverse error, misstatement or omission in information relating to the Company included either herein or in any certificate or document delivered to Purchaser pursuant hereto or in connection with the transactions contemplated hereby including, without limitation, any material adverse error, misstatement or omission in the representations and warranties made by the Seller or the Company in or pursuant to this Agreement.

5.02.       Representations at Time of Closing. The representations and warranties of the Seller and the Company contained in this Agreement (including the Schedules and Exhibits hereto) and in any certificate or documents delivered to the Purchaser pursuant hereto shall be deemed to have been made again at and as of the time of Closing with dates therein updated to the Closing Date and, as so updated and made, shall then be true, complete and correct, except for changes in the ordinary course of business not materially adversely affecting the business, properties or financial condition of the Company, or changes required by or contemplated by this Agreement.

5.03.       Performance of Agreements. The Seller and the Company shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or at Closing.

5.04.       Adverse Change. During the period from the Basic Warranty Date to the Closing Date there shall not have been any material adverse change in the financial condition, assets, liabilities or business of the Company (a “Material Adverse Change”).

5.05.       Consents, Approvals and Waivers. The Seller and the Company shall have obtained any and all consents and approvals to the transfer or assignment to the Purchaser of all of the Shares of the Company that may be necessary to avoid any breach of, default by, or acceleration of obligations of the Company under any agreement or instrument by reason of such transfer and assignment, and any waivers by any parties to such agreements necessary to avoid any such breaches, defaults or accelerations. In addition, the Seller and the Company shall have obtained all consents, authorizations, approvals and orders of governmental authorities required in connection with the consummation of the transactions contemplated by this Agreement and necessary in order that the Business can be conducted in all respects after the Closing as it has been conducted prior to the Closing.

5.06.       Orders, Etc. There shall not be in effect any order, injunction, ruling or decree, whether or not appealable, issued by any court or administrative agency of competent jurisdiction, that prohibits the consummation of the transactions contemplated by this Agreement, or that impairs materially the ability of Purchaser to realize the benefits of such transactions. If any such order, injunction, ruling or decree is in effect on the Closing Date, the Closing Date, at the option of Purchaser, will be extended for as long as such order, injunction, ruling or decree requires; in such event, the parties shall each use their commercially reasonable best efforts to cause such order, injunction, ruling or decree to be modified, overruled, vacated or otherwise changed so as to permit the Closing to be consummated as soon as possible.

5.07.       Pending or Threatened Litigation. There shall not be pending nor shall there be threatened any legal proceeding commenced by any governmental body, or any other person or entity, in which there is sought any order, injunction, ruling or decree by a court or administrative agency of competent jurisdiction, that would prohibit the consummation of the transactions contemplated by this Agreement, or that would impair materially the ability of Purchaser to realize the benefits of such transaction.

6.           SELLER’S CONDITIONS OF CLOSING. All obligations of the Seller and the Company under this Agreement are subject to the condition that:

6.01.       Representations at Time of Closing. The Purchaser’s representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the time of the Closing and shall then be true in all material respects.

6.02.       Discovery of Misrepresentations. The Seller and the Company shall not have discovered any material adverse error, misstatement or omission in the representations and warranties made by the Purchaser herein, and all the terms, covenants and conditions of this Agreement to be complied with and performed by the Purchaser on or before the Closing Date shall have been complied with and performed.

7.          CLOSING. Subject to satisfaction of the conditions precedent contained in Article 5 and Article 6, and on the other terms and conditions herein contained, the transactions provided for herein shall be consummated at the Closing to be held at a location mutually agreeable to the parties in Freehold, New Jersey, on or about October 20, 2017 or at such other time, date and place as the parties may agree upon in writing (such date of Closing herein being the “Closing Date”).

8.           EXCHANGE OF CONSIDERATION. In reliance on the representations and warranties contained herein, and subject to the terms and conditions of this Agreement, the following exchanges shall take place at Closing, each of which is both an affirmative obligation of the party specified for making the exchange and a condition to Closing that may be asserted or waived by the party specified for receiving the exchange:

8.01.       Cash to Seller. Within ten (10) days of the Ministry Change, Purchaser will deliver to Seller by certified or bank check or by wire transfer the sum of Four Hundred Fifty Thousand and No/100 Dollars ($450,000.00).

9.           NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or to a national courier service, or mailed by registered or certified mail, return receipt requested, to the addresses herein designated or at such other address as may be designated in writing by notice given personally or by national courier service or by registered or certified mail return receipt requested:

If to the Seller (or the Company up to the Closing), to:

Yu Zhou

6968 Ernest Way

Dublin, Ohio 43017

If to Purchaser or the Company after the Closing, to:

Genexosome Technologies Inc.

83 South Street, Suite 101

Freehold, New Jersey 07728

Attention: Dr. David Jin, CEO

with a copy (not constituting notice) to:

Fleming PLLC

49 Front Street, Suite 206

Rockville Centre, New York 11570

Attention: Stephen M. Fleming

Telecopier: (516) 977-1209

10.       GOVERNING LAW. The Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey.

11.       ENTIRE AGREEMENT. This instrument, together with the Schedules and Exhibits hereto and the financial statements referred to herein, contains the entire Agreement between the parties hereto with respect to the transactions contemplated herein and supersedes all previous written or oral negotiations, commitments and representations.

12.       AMENDMENTS. This Agreement may be changed or modified only by an instrument executed by the Seller and by the Company and the Purchaser acting by their respective officers thereunto duly authorized by their respective Boards of Directors.

13.       SECTION AND OTHER HEADINGS. The section and other headings contained in this Agreement are for reference purposes only and do not affect the interpretation or meaning of this Agreement.

14.       COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

PURCHASER	THE COMPANY

Genexosome Technologies Inc.	Beijing Jieteng (Genexosome) Biotech Co. Ltd.

By: /s/ Dr. David Jin	By: /s/ Yu Zhou
Name: Dr. David Jin	Name: Yu Zhou
Title: CEO	Title: CEO

/s/Yu Zhou
Yu Zhou, Seller